Twist Bioscience Appoints Trynka Shineman Blake to Board of Directors

SOUTH SAN FRANCISCO, Calif., – August 6, 2025 – Twist Bioscience Corporation (NASDAQ: TWST), a core mid-cap growth equity, today announced the appointment of Trynka Shineman Blake to its board of directors. She will also serve as a member of the audit committee. Ms. Shineman Blake most recently served as chief executive officer of Vistaprint, a Cimpress company, and brings nearly three decades of experience across multiple strategic areas including corporate governance, customer experience, digital transformation and global marketing.

“Trynka is an accomplished global leader with a proven track record of driving profitable growth and innovation of custom products at scale,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “Her expertise in accelerating product development and optimizing customer experience in both e-commerce and traditional marketing environments aligns with our growth strategy, and her focus on the customer fits seamlessly with our customer-centric culture and mission. As a seasoned Board member, her guidance will be beneficial as we enter our next phase of growth.”

"Twist's position at the intersection of advanced technology and biology coupled with diverse markets provides a myriad of opportunities for growth," said Ms. Shineman Blake. "I look forward to sharing my insight and contributing to the company's strategic direction during this critical inflection point as Twist advances toward adjusted EBITDA breakeven while continuing to deliver innovative solutions.”

Ms. Shineman Blake previously served as CEO of Vistaprint (a division of Cimpress) focused on building a better way for microbusinesses to promote themselves. Prior to her tenure as CEO of Vistaprint, she held various positions of increasing responsibility at Vistaprint, including president of North America, executive vice president of global marketing and chief customer officer. During her tenure at Vistaprint, Ms. Shineman Blake played a pivotal role in scaling the business from under $100 million to more than $1 billion in revenue. She aligned the organization under a customer-centric culture, led a comprehensive re-architecture of the company’s technology platform to accelerate the pace of product launches and nurtured an innovation portfolio that expanded Vistaprint’s offerings into new markets and services. Before Vistaprint, she held senior positions at PreVision Marketing, a boutique analytic and marketing agency (acquired by Valassis). Ms. Shineman Blake serves on the boards of several public and private companies, including Tripadvisor, Semrush, Captura, a Charlesbank company, and Steer. She previously served on the boards of Ally Financial Inc. and UBM, PLC; the Management Board of Vistaprint (Cimpress) and the Board of Trustees for the Mass Technology Leadership Council. Ms. Shineman Blake holds a B.A. in psychology from Cornell University and an M.B.A. from Columbia Business School.

About Twist Bioscience Corporation
At Twist Bioscience, we work in service of customers who are changing the world for the better. In fields such as medicine, agriculture and industrial chemicals, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. The faster our customers succeed, the better for all of us, and Twist Bioscience is uniquely positioned to help accelerate their efforts.

Our innovative silicon-based DNA Synthesis Platform provides precision at a scale that is otherwise unavailable to our customers. Our platform technologies overcome inefficiencies and enable cost-effective, rapid, precise, high-throughput synthesis, sequencing and therapeutics discovery, providing both the quality and quantity of the tools they need to most rapidly realize the opportunity ahead. For more information about our products and services, please visit www.twistbioscience.com.

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Twist Bioscience Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding growth of Twist’s business. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; ability to obtain financing when necessary; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist’s costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; and the ability to maintain and enforce intellectual property protection. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission (SEC) on November 18, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

For Investors:
Angela Bitting SVP, Corporate Affairs 925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan Communications Manager 774-265-5334
ahoulihan@twistbioscience.com

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